Exhibit 4.2

LIMITED INDEMNITY AGREEMENT

AS OF THE 12TH DAY OF AUGUST 2024, FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of the Sublease (as defined below) by and between UNIVERSAL DEVELOPMENT OF TENNESSEE, LLC, a Tennessee limited liability company (“Universal”), and FORD MOTOR COMPANY, a Delaware corporation (“Ford”) the undersigned, UNIVERSAL LOGISTICS HOLDINGS, INC., a Michigan corporation (“Indemnitor”), agrees that:

1.
Composite Sublease Agreement. Concurrently with the delivery of this Limited Indemnity Agreement (this “Agreement”), Universal and Ford are entering into a Composite Sublease Agreement (the “Sublease”) with respect to the Facility (as defined in the Sublease) located on the Blue Oval City site in Haywood County, Tennessee. Capitalized terms used but not defined herein shall have the meanings given such terms in the Sublease.
2.
Obligations. The Indemnitor hereby unconditionally guarantees, and the Indemnitor hereby agrees to indemnify, defend and hold Ford harmless for, the full and prompt payment to Ford when due and, at all times thereafter, from and against any and all damages (including, without limitation, all rents, value and other consideration), claims, demands, judgments, penalties, expenses (including, without limitation, reasonable attorneys’ fees, paralegals’ fees, court costs, expert witness fees, and any other similar expenses), costs, causes of action, suits, claims or demands of any nature, incurred by Ford under, in connection with, or otherwise directly related to, this Agreement or the Sublease, if an Event of Bankruptcy occurs concerning Universal (collectively, the “Indemnity Obligations”).
3.
Nature of Indemnity. This is an irrevocable, unconditional and absolute guaranty of payment and an agreement of suretyship, independent of the obligations of Universal.
4.
Waiver.
(a)
The undersigned hereby expressly waives: (i) notice of the amendment or modification of the Sublease; (ii) presentment, demand, notice of dishonor, protest, and all other notice whatsoever; (iii) the right or power under any statute or rule of law, to demand, or otherwise require, that Ford take, initiate or pursue any action against Universal or against the property of Universal standing as security for the liabilities; (iv) any defense that may now or hereafter arise by reason of the lack of authority of Universal, or any officer or agent of Universal, or any other person or entity or the failure of Ford to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of Universal or any other person or entity; (v) the right to trial by jury in any and every action or proceeding of any kind or nature under or by reason of or relating in any way to this Agreement, the Sublease, or any of the matters and things referred to herein; (vi) the defense of the statute of limitations in any action hereunder or for the collection of the indebtedness or the performance of any obligation hereby guaranteed; (vii) any delay on the part of Ford in exercising any of its rights under this Agreement, or otherwise; (viii) any right of subrogation to Ford against Universal and any rights to enforce any remedy which Ford may have against Universal; and (ix) any defense based upon an election of remedies by Ford which destroys or otherwise impairs any subrogation rights of the undersigned or the right of the undersigned to proceed against Universal for reimbursement, or both.

(b)
No delay or failure on the part of Ford in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Ford of any right or remedy herein shall preclude other or further exercise thereof or the exercise of any other right or remedy whether contained herein or in the Sublease or any other document executed by, between, or among the parties to the Sublease or this Agreement.
(c)
The provisions of this Agreement shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Sublease, and shall continue unabated notwithstanding the failure of Ford to give the undersigned notice of any of the preceding.
5.
Notices.
(a)
Any notice, demand or request by Ford, its successors or assigns, to the undersigned shall be in writing, and shall be deemed to have been fully given or made if either delivered personally to the undersigned or mailed by certified or registered mail addressed to the undersigned.
(b)
Except as otherwise provided herein, any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, shall be deemed properly given and shall be effective upon either (i) three (3) days after their deposit in the United States mail postage prepaid, (ii) one (1) day after their deposit in a nationally recognized overnight courier service, or (iii) on the day of their personal delivery if delivered to the undersigned at the address designated below or at such other address as is specified in writing by any party to the others, provided that no change of address by the undersigned shall be effective unless the undersigned first serves notice of such change of address on Ford in writing by certified mail with return receipt requested, retaining a copy of such receipt in its files. Personal delivery to a party or to any officer, agent or employee at such address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response, if given to Ford or the undersigned, shall be addressed as follows:

To Ford:	Ford Motor Company
17000 Rotunda, First Floor South Dearborn, Michigan 48120 Attn: Real Estate Counsel Email: dbyrne33@ford.com

With a copy to:	Ford Motor Company
1 American Road Dearborn, Michigan 48126 Attn: Corporate Secretary Email: notice@ford.com

To Indemnitor:	Universal Logistics Holdings, Inc.
12755 E. 9 Mile Road Warren, MI 48089 Attn: Tim Phillips Email: tphillips@universallogistics.com

With a copy to:	Crown Enterprises, LLC
12225 Stephens Rd. Warren, MI 48089 Attn: Edward Girodat/Real Estate Email: egirodat@crownenterprises.com

With a second copy to:	Wolfson Bolton Kochis PLLC
3150 Livernois, Suite 275 Troy, MI 48083 Attn: Jake Howlett Email: thowlett@wolfsonbolton.com

6.
Ford Assignment. Ford shall be entitled to assign this Agreement and all of its right, privileges, interests, and remedies hereunder to any other person, firm, entity, bank, or corporation whatsoever without notice to or consent by the undersigned, and such assignee shall be entitled to the benefits of this Agreement and to exercise all such rights, interests, and remedies as fully as Ford.
7.
Successor and Assigns. This Agreement shall inure to the benefit of Ford, its successors and assigns, and shall bind the undersigned, together with the undersigned’s heirs, representatives, successors and assigns. If more than one party shall execute this Agreement, the term “undersigned” shall mean all parties executing this Agreement, and all such parties shall be jointly and severally obligated hereunder.
8.
Miscellaneous.
(a)
This Agreement shall be construed in accordance with the laws of the State of Michigan (the “State”), and such laws shall govern the interpretation, construction and enforcement hereof. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Section headings are included herein for convenience and shall not be construed substantively when construing this Agreement.

(b)
The undersigned hereby irrevocably: (i) submits and consents, and waives any objection to personal jurisdiction in the State for the enforcement of this Agreement and (ii) waives any and all personal rights under the law of any state to object to jurisdiction in the State for the purposes of litigation to enforce this Agreement. In the event such litigation is commenced, the undersigned agrees that service of process may be made and personal jurisdiction over the undersigned obtained, by the service of a copy of the summons and complaint upon the undersigned at the address designated herein. No change of address shall be effective unless the undersigned first serves notice on Ford of such change of address in writing in the manner hereinafter stated.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

SIGNATURE PAGE TO LIMITED INDEMNITY AGREEMENT

IN WITNESS WHEREOF, the undersigned Indemnitor has executed this Indemnity as of the date first above written.

INDEMNITOR:

Universal Logistics Holdings, Inc., A Michigan corporation

By:	/s/ Jude Beres
Jude Beres
Its:	Chief Financial Officer